UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2013

SHORETEL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

As of December 11, 2013, ShoreTel, Inc. (the “Company”) entered into the Second Amendment to Lease with Wilson Oakmead West, LLC (“Landlord”) for its headquarters office space located at 960 Stewart Drive, Sunnyvale, California (the “Lease Amendment”).  The Lease Amendment modifies the Lease Agreement, dated April 20, 2007, as amended (the “Lease”), to, among other things, extend the term of the Lease an additional sixty (60) months to expire on September 30, 2019 (the “Extended Lease Term”), set the base rent that shall apply during the Extended Lease Term at $1,492,475.40 per year for the first year, with an approximate 3% increase each year, and provide for two five-year renewal options with base rent at prevailing market rates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By:	/s/ MICHAEL E. HEALY
Chief Financial Officer

Date:  December 16, 2013